SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                                  SCHEDULE 14C

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:

[X]  Preliminary information statement     [ ]  Confidential, for use of the
                                                Commission Only (as permitted
                                                by Rule 14c-5(d)(2))
[ ]  Definitive information statement


                                 FUELNATION INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            INFORMATION STATEMENT FOR
                                 FUELNATION INC.
                               4121 SW 47th Avenue
                                   Suite 1301
                              Davie, Florida 33314

To the Stockholders of FuelNation:

         Pursuant to Florida Business Corporation Act Section 607.0704, notice is hereby given that by written consent delivered to FuelNation Inc. on December 2, 2002 by the holders of a majority of the outstanding common stock of the Company and by the Board of Directors of FuelNation Inc.:

     1. Reverse stock split. We have approved a 150 to 1 reverse stock split of the outstanding common stock.

     2. Amendment to Certificate of Incorporation: We have approved an amendment to our Certificate of Incorporation that, when effective, will change our authorized capital stock to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Certificate of Amendment to be filed with the Secretary of State of the State of Florida is attached to this document as Exhibit A.

     3. Stock Option Plan. Our 2002 Stock Option Plan has been approved. The 2002 Plan is attached to this document as Exhibit B.


                                       By the Order of the Board of Directors,


                                       /s/ CHRISTOPHER SALMONSON
                                       -------------------------------
                                       Christopher Salmonson
                                       Chairman

Davie, Florida
December __, 2002

                                 FUELNATION INC.

                              Information Statement

         This Information Statement is being mailed on or about December __, 2002, to all holders of record at the close of business on December 2, 2002, of the common stock of FuelNation Inc., a Florida corporation, in connection with resolutions of the Board of Directors and the written consent of the holders of greater than 50% of FuelNation's common stock providing for an amendment to the articles of incorporation to change the authorized capital stock of the Company, to effect a 150-to-1 reverse stock split of the outstanding common stock and to approve the 2002 Stock Option Plan.

         The amendment to our articles of incorporation will be effective on or about January __ 2003. Because the proposed amendment changing our authorized capital has already been approved by a majority of the shares entitled to vote, you are not required to take any action. This information statement is your notice that the reverse split and amendment has been approved, and you will receive no further notice when the change becomes effective.

         Following the reverse stock split, the stock certificates you now hold will continue to be valid. In the future, new stock certificates will also reflect the reverse stock split and the reduction in outstanding shares. However, if after the effective date of the reverse stock split you wish to receive new stock certificates, you may do so by contacting FuelNation's registrar and transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, Telephone (212) 509-4000.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

          The date of this Information Statement is December __, 2002.

                                   THE COMPANY

Recent Developments

As previously disclosed, we have been seeking to issue taxable revenue notes. On August 13, 2002 the company signed a term sheet to issue taxable revenue notes in the amount of $80 million and paid a refundable application fee of $80,000 that was accepted by the lender. On August 16, 2002 the lender issued a commitment to fund $80 million and requested another $80,000 commitment fee and the performance of several other obligations or the commitment would expire on August 23, 2002. The commitment has since expired and the lender has asked us to resubmit an application for $100 million of bond funding with a modified business plan to reflect construction of the Travel Center and the Technology Center only. The current acquisitions in the petroleum marketing industry are on hold until we have additional funding or alternative means of acquiring the companies. As of the date of this filing the modified business plan has been submitted to the lender for their review and the application was submitted in November.

The Company was able to arrange the $3,300,000 needed to pay for the cost of issuance and the funds to guarantee the interest shortfall for the $100 million dollar bond funding and received verification of the availability of the funds dated November 1, 2002. All indications from the lender are still positive for the issuance of the taxable revenue notes and they are waiting for our revised application submission.

Our success is subject to the completion of our taxable revenue bond issue, however, there can be no assurances that the Company will be successful in acquiring additional capital or that such capital, if available, will be on terms and conditions acceptable to the Company.

In line with FuelNation's business strategy, we are preparing the application for the issuance of a taxable revenue bond offering in the amount of $100 million to build one of the largest and most technology advanced Travel Centers in the state of Florida. The plans currently consist of a 105,500 sf Travel Center, 75,000 sf 200 room hotel, 24 pump fueling depot, truck wash, 35,000 sf retail mall, 20,000 sf spa and gym, 30,000 sf of offices for the technology center, 19,000 sf of repair, 11,300 sf convenience store, 7,500 sf truck sales, 858 tractor trailer parking slots and 539 car parking slots.

Our objective is to be the leading worldwide provider of real- time e-commerce and business-to-business communications in the petroleum marketing industry. Our vertical integration strategy is to purchase existing petroleum marketers, transport companies, dealers and related facilities in key distribution markets

We intend to finance these purchases by issuing taxable revenue bonds and raising additional equity through private placements and equity financing through an equity line of credit. However, there can be no assurances that the Company will be successful in acquiring additional capital or that such capital, if available, will be on terms and conditions acceptable to the Company.

The executive and operational offices of FuelNation will be centralized in the new headquarters to be built and located at the 45-acre Travel Center in Davie, Florida. FuelNation will build its technology headquarters at the Davie, Florida location and with the assistance of students and faculty from local universities to assist with the development of our technology

We have placed all technology development on hold until we are able to obtain financing. The revised business plan and bond financing application allocates $25 million dollars to our technology center. We have developed proprietary technology that allows us to provide fully integrated services relating to the inventory, sales, distribution and financial reporting functions in the fuel industry. Marketed under the service mark R2R(SM) ("Rack to Retail"), this technology completely automates and streamlines the data collection processes for centralization, retrieval and integration of inventory, financial and accounting information in the fuel industry.

FuelNation entered into three stock put agreements effective December 31, 2001 for 8,566,113 shares with key suppliers and consultants that were critical to the ongoing operations of the company. FuelNation desires to continue to transact business with Tower Communications, a company controlled by C. L. Rutherford and with Condon & Peters, the consultants. As an enticement to continue to transact business with these parties, FuelNation offered these shareholders a the right to put these shares back to FuelNation at $.65 per share. Given the steep decline in the price of such stock and the lack of funds, the exercise of the put rights would jeopardize FuelNation's existence. In order to continue the relationship with Tower Communications and Condon & Peters, FuelNation is preparing to issue preferred shares in exchange for the put rights. These preferred shares will have super voting rights and allow Tower, Condon & Peters to vote respective amount of shares they would be entitled if converted into common stock. The shares will have a conversion price and date to be agreed upon mutually by all parties. The total dollar amount of the put as recorded on our balance sheet is $3,547,973.

The preferred shares will have super voting rights authorizing each Preferred Share to have the voting rights on an as-converted basis. FuelNation will have the right to redeem the preferred shares within a six-month time frame if the common stock of FuelNation is trading at or above a to-be-determined per share price for a period of 20 consecutive days.

On August 15, 2002, FuelNation's CEO and President , Chris Salmonson, was arrested by the Sheriff's Office in Broward County, Florida and was held on charges of grand theft relating to a real estate transaction, that failed, with a church. It is alleged that he received $1,670,000 from the church in exchange for real property that was never conveyed to the church. A related civil suit was filed by the church. Mr. Salmonson denies that he has committed any offense or violation of law and has assured FuelNation that he will vigorously defend himself against the charges made against him.

In November 2002, Mr. Salmonson agreed to relinquish his positions until the allegations against him have been settled. He will continue to be a consultant for FuelNation during such period on the same economic terms set forth in his employment agreement. Effective December 5, 2002 Charles Brodzki will become president pursuant to a letter agreement executed on November 27, 2002. Mr. Brodzki's compensation will be shares of common stock equal to 10% of the outstanding common stock and an additional 10% of the outstanding common stock upon the receipt of funding in excess of $1,000,000 or of completion of the bond funding. Mr. Brodzki has been a corporate attorney since 1980 and is a graduate of The Wharton School of the University of Pennsylvania.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to (i) any person or "group" known to FuelNation to be the beneficial owner, as of December 2, 2002, of more than 5% of the common stock, and (ii) all directors and executive officers individually and as a group.

                                             Number of Shares      Number of Shares After   Percent of
                                             ----------------      ----------------------   ----------
Name and Address                          Prior to Reverse Split       Reverse Split        Outstanding
----------------                          ----------------------       -------------        -----------

Chris Salmonson                             95,209,027 (1) (2)              634,727            27.2%
4121 SW 47th Ave
Davie, Florida 33314

Robert Simmons                              65,000,000 (3)                  433,334            18.6%
222 N. Ocean Blvd
Delray Beach, Florida 33483

Shaikh Isa  Mohammed Isa AlKhalifa          23,500,000                      156,667             6.7%
P.O Box 20257
Manama, Bahrain

William C. Schlecht                          3,500,000 (2)                  658,061            28.2%
24 NE Middlefield road
Portland, OR 97211

Charles Brodzki                             34,963,787 (5)                  233,092            10.0%
1325 North 7th Avenue
Bozeman, Montana 59715

All officers and directors                 122,209,027                    1,047,820            44.9%
as a group (3 persons)


* Less than 1%

(1) Includes 61,380,000 shares owned by FuelAmerica LLC, of which Mr. Salmonson and his wife are sole principals.

(2) Mr. Salmonson has granted a voting proxy to Mr. Schlecht on all of the shares owned by himself and FuelAmerica LLC until such time as the criminal allegations against him have been resolved.

(3) 65,000,000 shares held in the name of Rapture Holdings, Inc., of which Mr. Simmons is principal and sole shareholder.

(4) Mr. Brodzki's agreement provides for the issuance of shares representing 10% of the shares outstanding on December 5, 2002. Amount is estimated based on shares outstanding on December 2, 2002.

(5) Mr. Schlecht owns 23,334 shares and has voting rights over 634,727 shares beneficially owned by Chris Salmonson.

                           VOTE REQUIRED FOR APPROVAL

         Section 228 of the Florida Business Corporation Act provides that any action required to be taken at a special or annual meeting of the stockholders of a Florida corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Board of Directors and shareholders owning a majority of the outstanding common stock have approved the reverse split and the amendment to the Articles of Incorporation, which majority is the number of shares required by Florida Business Corporation Act Section 607.1003 to amend the articles of incorporation to amend the capital stock.

         The securities that would have been entitled to vote if a meeting was required to be held to amend the articles of incorporation consist of issued and outstanding stock of FuelNation common stock outstanding on December 2, 2002, which would have been the same date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the articles of incorporation.

                         DISSENTERS' RIGHTS OF APPRAISAL

         The Florida Business Corporation Act does not provide for dissenters' rights of appraisal in connection with any of the actions being taken by this information statement.

                               REVERSE STOCK SPLIT

         The board of directors and holders of a majority of outstanding shares have approved a 150-for-1 reverse stock split of FuelNation's outstanding common stock. As a result of the split, the 349,637,787 shares estimated to be outstanding would become approximately 2,330,919 shares. The immediate effect of a reverse stock split would be to reduce the number of shares of common stock outstanding, and to increase the trading price of our common stock. However, the effect of any reverse stock split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split.

         The reverse stock split would not change the number of authorized shares of our common stock as designated by our certificate of incorporation. However, the amendment to the certificate of incorporation will increase the number of shares available for issuance.

Procedure for Effecting the Reverse Stock Split

         The reverse stock split would be implemented by filing the appropriate amendment to our articles of incorporation with the Florida Secretary of State, and the reverse stock split would become effective on the date of the filing.

         As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. Holders will not be required to exchange their existing certificates for new stock certificates but may do so at their option. All shares of options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

Exchange of Certificates

         After the reverse split, FuelNation will authorize the issuance of certificates representing one share of common stock in exchange for each 150 shares of common stock presently outstanding upon surrender of an existing certificate evidencing outstanding shares of common stock.

         Continental Stock Transfer & Trust Company, the transfer agent, will represent FuelNation as exchange agent ("Exchange Agent") in connection with the reverse split. As soon as practicable after the reverse split, the holders of the common stock will be notified that the reverse split has been effected and may surrender to the Exchange Agent any certificate(s) representing outstanding shares of common stock in exchange for new certificate(s) representing the reduced number of shares of common stock that will result from the reverse split. To eliminate confusion in the transactions of FuelNation's common stock, the board of directors recommends that shareholders surrender their certificates for exchange; however, shareholders are not required to do so. FuelNation will continue to honor any old certificates, subject to the effect of the reverse split prior to any future transfer. FuelNation will not pay any costs of issuing new certificates. On the effective date of the reverse split, each certificate representing shares of common stock will be deemed for all purposes to represent the reduced number of shares of common stock that will result from the reverse split, whether or not the certificates representing outstanding common stock are surrendered for exchange.

Fractional Shares

         We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share.

Effect of Reverse Split on Shareholders

         The reverse split will not effect any shareholder's proportionate equity interest in FuelNation, except for those shareholders who would receive one more share of common stock in lieu of fractional shares. Holders of common stock will continue to be entitled to receive such dividends as may be declared by the board of directors, although the board of directors does not currently intend to declare or distribute any dividends. FuelNation's reporting obligations under the Securities Exchange Act of 1934, as amended, will not be affected by the reverse split.

         FuelNation believes the completion of the reverse split may cause the trading price of the common stock to increase proportionately to the reverse split. However, there can be no assurance that the reverse split will result in any change in the price of the common stock or that, if the price of the common stock does increase as a result of the reverse split, it would be proportional to the reverse split.

Effect of the Reverse Split on Capital Stock

         FuelNation's Articles of Incorporation, as amended, currently authorize the issuance of 350,000,000 shares of common stock, of which 314,64,087 were outstanding on the record date. Following the reverse split, the par value of the common stock will remain at $0.01 per share. Because the number of issued shares of common stock will decrease but the par value will remain the same after the reverse split, FuelNation's stated capital will decrease by approximately $3,473,000 and FuelNation's additional paid-in capital will increase by a corresponding amount. This change in FuelNation's capital accounts will be reflected in subsequent financial statements, along with a notation of the change in outstanding shares of common stock, as a result of the reverse split.

Certain Anti-Takeover Effects of the Reverse Split

         Under certain circumstances, the board of directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of FuelNation by causing the remaining authorized shares to be issued to a holder or holders who side with the Board in opposing a takeover bid that the board of directors determines is not in the best interests of FuelNation and its shareholders. Such an issuance would diminish the voting power of existing shareholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of FuelNation. While it may be deemed to have potential anti-takeover effects, the Board is proposing the reverse split solely for the reasons described above. The amendment is not prompted by any specific efforts or takeover threat currently known or perceived by management.

         The reverse split could have a material adverse consequence to FuelNation's independent shareholders. Such adverse consequences include, but are not limited to the fact that the present board of directors would have available authorized, but unissued shares of common stock, some or all of which could be issued without shareholder approval. The issuance of a significant number of shares could materially dilute the percentage ownership interest of the current shareholders and there is no assurance that such issuance would result in benefits to the existing shareholders such as greater market liquidity or a higher price for the shares.

Federal Income Tax Consequences

         The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

         No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

         Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         Our board of directors and a majority of our shareholders have adopted an amendment of the articles of incorporation to set the number of authorized shares of common stock to 100,000,000 shares and shares of preferred stock to 5,000,000 shares, which shares of preferred stock shall have such designations, rights, preferences, qualifications, limitations, and restrictions as are approved, from time to time, by the board of directors.

         The articles of incorporation currently authorize:

     o 350,000,000 shares of common stock, of which a total of 314,64,087 shares are issued and outstanding as of the record date.

     o 20,000,000 shares of preferred stock, none of which are issued or outstanding as of the record date.

         The change in the number of authorized shares of common stock and undesignated preferred stock after the reverse split is necessary to provide the board of directors with, among other things, additional flexibility in the management of FuelNation's capitalization, raising capital, engaging in future acquisitions, and other corporate purposes.

         The authorized and unissued common stock and preferred stock would be available for issuance from time to time as determined by the board of directors for any proper corporate purpose. Such purposes might include issuance in public or private sale for cash as a means of obtaining capital for use in the business and operations of FuelNation and issuance as part or all of the consideration required to be paid by FuelNation for acquisitions or other businesses or properties. The timing and terms of the issuance of preferred stock and/or the number of shares of common stock to be issued in connection with any such transaction would depend on a number of factors, including economic and market conditions at the time of the specific transactions, FuelNation's business, financial condition, and strategic goals, the particular circumstances of the transaction in which the shares are issued, and other factors. Furthermore, except as may be required for a particular issuance under applicable laws or the securities market on which FuelNation's securities are then listed or quoted, the common stock and the preferred stock may be issued upon the approval of the board of directors, without any further vote or action on the part of FuelNation's shareholders.

         The preferred stock will be undesignated and the rights, preferences, qualifications, limitations and restrictions will not be fixed. The board of directors shall be empowered to issue the additional preferred stock, without any future shareholder action or approval: (i) in one or more classes, or in one or more series within a class, in such number of shares as it shall determine, and (ii) with such designations, powers, preferences, rights, qualifications, limitations, and restrictions of each such class or series, including, among other things, dividend rights (including the amount and nature thereof), voting rights (in addition any prescribed by applicable law) of the holders of the shares, the existence of any conversion or exchange privileges, any redemption features, any sinking fund provisions, rights in the event of liquidation, dissolution, or a winding up of FuelNation or distribution of substantially all of its assets, and the conditions or restrictions, if any, on specified actions of FuelNation affecting the rights of such shares. Holders of preferred stock will not be entitled to preemptive rights unless specifically provided therefor.

         The common stock also can be used in connection with the establishment of additional employee or director compensation plans, the issuance of additional options or warrants, and any conversion rights afforded to holders of preferred stock or debt instruments that may be issued in the future by FuelNation, as well as other corporate purposes, such as the declaration and payment of a stock dividend. To the extent that FuelNation engages in future acquisition transactions, the availability of additional shares of common stock to include in future employee benefit plans may prove critical for retaining officers and employees of both the potential targets and FuelNation and to provide incentives for achieving certain operating results and efficiencies.

         Preferred stock can be used by FuelNation with common stock, or instead of common stock, in connection with future acquisitions, raising new capital, planning future financing transactions, or for other corporate purposes. The preferred stock would be particularly useful for such purposes since the board of directors would have the authority to choose the exact terms of the class or series at the time of issuance to respond to investor preferences, developments in types of preferred stock, market conditions, and the nature of the specific transaction. When seeking additional financing or capital, it may be advantageous to FuelNation in some cases to structure a transaction which provides for the issuance of equity rather than debt, although the equity may require the payment of dividends rather than the payment of interest on debt instruments. Furthermore, if an acquisition involves another entity which has an outstanding class or series of preferred stock, the availability of preferred stock which can be offered in exchange therefor will provide FuelNation with the flexibility appropriately to structure the transaction in a manner which may facilitate the negotiation and the consummation of such transaction.

         Except as for the issuance of common stock for the cancellation of indebtedness and pursuant to options that may be issued in the future under stock option plans, FuelNation is not presently considering any transaction involving the issuance of the common stock or the preferred stock nor are there any plans, proposals, negotiations, agreements, or understandings to issue or to make any acquisition utilizing the common stock or the preferred stock. However, opportunities requiring prompt action may arise, such as favorable market conditions existing for the sale of a particular type of preferred stock or an opportunity to sell common stock, warrants, or a combination thereof, or to make an acquisition. The board of directors believes that the potential delay and expense in seeking shareholder approval for a specific issuance of preferred stock or approval of additional authorized common stock could deprive FuelNation and its shareholders of the ability effectively to benefit from such an opportunity and/or cause the loss of attractive acquisitions or financing arrangements.

         The change in the number of authorized shares of common stock for issuance does not change the terms of our common stock and will not affect the rights, such as voting and liquidation rights, of the outstanding shares of common stock. If, however, additional shares are issued, other than pursuant to a stock dividend or stock split, the percentage ownership interests of existing shareholders would be reduced and, depending on the terms pursuant to which the new shares were issued, the book value of the outstanding shares could be diluted. Each share of common stock will have the same rights and be identified in all respects with each other share of common stock. It is not possible to state the actual effect of the authorization of the additional preferred stock upon the rights of holders of the common stock until the board of directors determines the rights of holders of a class or series of the preferred stock. Holders of the common stock have no preemptive rights to subscribe for or purchase any preferred stock which may be issued, and the issuance of preferred stock may have a dilutive effect on the equity and the voting rights of the holders of the common stock. The preferred stock, if issued, likely would have preference over the common stock with respect to dividends and other distributions and could have conversion and redemption features.

         Currently, FuelNation is considering a variety of different capital raising alternatives. Although FuelNation has held discussions with financial intermediaries with respect to such capital raising activities, FuelNation has not entered into any definitive agreement to sell its equity securities at this time. There can be no assurance that any such transaction will occur.

         After the effective date of the reverse split, the Company is contemplating a public rights offering that will give holders of its common stock the right to purchase additional shares of common stock based upon a ratio of rights to outstanding shares of common stock to be determined by the Company. The Company anticipates the exercise price of the rights to be offered at a discount to market at a price to be determined by the Company.

         Although the board of directors has no present intention of doing so, the board of directors will have the authority to issue the common stock and/or the preferred stock in a manner that could make it more difficult, or discourage an attempt, to obtain control of FuelNation by means of a merger, tender offer, proxy contest, or other method. Such an occurrence, in the event of a hostile takeover, may have an adverse impact on shareholders who may wish to participate in such offer. For example, such shares could be used to create a substantial voting block favorable to the board of directors, to effect an acquisition that would preclude a potential acquiror from gaining control, or dilute the voting power of a potential acquiror. The board of directors is not aware of any effort by any person to obtain control of FuelNation in a hostile manner and does not currently contemplate the issuance of authorized shares for the foregoing purposes.

         The board of directors believes that the articles of amendment to change the number of authorized shares of common stock and shares of undesignated preferred stock is in the best interests of FuelNation and its shareholders.

                       ADOPTION OF 2002 STOCK OPTION PLAN

         Our board of directors and a majority of our shareholders have adopted the 2002 Plan to authorize shares of common stock for issuance under the 2002 Plan.

Plan Description

         The purpose of the 2002 Plan is to advance FuelNation's interests by providing an additional incentive to attract and retain qualified and competent persons as employees and consultants, upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership by these persons.

         The 2002 Plan was effective as of April 18, 2002 and amended on December 2, 2002, and unless sooner terminated by our board of directors in accordance with the terms of the 2002 Plan, will terminate on July 4, 2010. Employees of FuelNation and its subsidiaries, who are selected by the stock option committee of the committee, or if there is no Stock Option committee by the board of directors, may participate in the 2002 Plan; however, no incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code" or "Internal Revenue Code") will be granted to a consultant who is not also our employee.

         The 2002 Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified Stock Options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase common stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Nonqualified Stock Option is an option to purchase common stock that meets certain requirements in the Plan but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to herein as "Options."

         27,000,000 shares of common stock were originally reserved under the 2002 Plan and options for all of the shares have been granted and shares issued pursuant to Options. In November 2002, an additional 480,000 shares (as adjusted for the reverse split) were authorized. If any Option granted pursuant to the 2002 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 2002 Plan. The shares acquired upon exercise of Options granted under the 2002 Plan will be authorized and unissued shares of common stock.

         The 2002 Plan is administered by a committee of two or more directors (the "Committee") or, if a Committee is not designated by the Board of Directors, by the Board of Directors as a whole. The Committee has the right to determine, among other things, the persons to whom Options are granted, the number of shares of common stock subject to Options, the exercise price of Options and the term thereof.

         All of our employees, including officers and directors and consultants, are eligible to receive grants under the 2002 Plan; however, no Incentive Stock Options may be granted to a consultant who is not also an employee of FuelNation or any of our subsidiaries. Upon receiving grants of Options, each holder of the Options (the "Optionee") will enter into an option agreement with that contains the terms and conditions deemed necessary by the Committee.

Terms and Conditions of Options

     Option Price

         For any Option granted under the 2002 Plan, the option price per share of common stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any Incentive Equity Incentive may not be less than the fair market value of the common stock on the date such Incentive Equity Incentive is granted. Under the 2002 Plan, the "fair market value" is the closing price of shares on the business day immediately preceding the date of grant; however, if the shares are not publicly traded, then the fair market value will be as the Committee will in its sole and absolute discretion determine in a fair and uniform manner.

     Exercise of Options

         Each Option is exercisable in such amounts, at such intervals and upon such terms as the Committee may determine. In no event may an Option be exercisable after ten years from the date of grant. If (i) FuelNation will sell all or substantially all of its assets to an unaffiliated entity, (ii) FuelNation consummates a merger, consolidation, share exchange or reorganization with another corporation or other entity and, as a result of such merger, consolidation, share exchange or reorganization, less than a majority of the combined voting power of the outstanding securities of the surviving entity immediately after such transaction is held in the aggregate by the holders of securities of FuelNation that were entitled to vote generally in the election of directors of FuelNation ("Voting Stock") immediately before such transaction, or
(iii) when the common stock is publicly traded pursuant to a tender offer or exchange offer for securities of FuelNation, or in any other manner, any person or group within the meaning of the Securities Exchange Act of 1934, acquires beneficial ownership of more than 50% of the Voting Stock (the surviving corporation or purchaser described in this paragraph, the "Purchaser", and any such event described in this paragraph, a "Change of Control"), then FuelNation will negotiate in good faith to reach an agreement with the Purchaser that the Purchaser will either assume the obligations of FuelNation under the outstanding Options or convert the outstanding Options into options of at least quality value as to capital stock of the Purchaser; but if such an agreement is not reached, then the Options will become fully vested and exercisable and FuelNation will provide written notice to each Optionee, that his Option has become fully vested and exercisable, whether or not such Option will then be exercisable under the terms of his Option Agreement. To the extent that the Optionees exercise the Options before or on the effective date of the Change of Control, FuelNation will issue all Common Stock purchased by exercise of those Options, and those shares of Common Stock will be treated as issued and outstanding for purposes of the Change of Control. Upon a Change of Control, where the outstanding Options are not assumed by the surviving corporation or the acquiring corporation, the Plan will terminate, and any unexercised Options outstanding under the Plan at that date will terminate.

         Unless further limited by the Committee in any Option, shares of common stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check, by money order, with already owned shares of common stock, or a combination of the above. The Committee, in its sole discretion, may accept a personal check in full or partial payment.

     Non transferability

         Options granted under the 2002 Plan are not transferable by an Optionee other than to a family member or by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.

     Termination of Options

         The expiration date of an Option is determined by the Committee at the time of the grant and is set forth in the applicable option agreement. In no event may an Option be exercisable after ten years from the date it is granted.

         The 2002 P1an provides that if an Optionee's employment is terminated for any reason other than for cause, an improper termination, mental or physical disability or death, then the unexercised portion of the Optionee's Options will terminate three months after the such termination. If an Optionee's employment is terminated for cause or if there is an improper termination of Optionee's employment, the unexercised portion of the Optionee's Options will terminate immediately upon this termination. If an Optionee's employment is terminated by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options will terminate 12 months after such termination. If an Optionee's employment is terminated by reason of the Optionee's death, the unexercised portion of the Optionee's Options will terminate 12 months after the Optionee's death. The Committee may, in its sole discretion, accelerate the exercisability of any or all options upon termination of employment or cessation of services.

Outstanding Options

         As of the record date, Options for 27,000,000 shares had been granted pursuant to the 2002 Plan.

Federal Income Tax Effects

         The 2002 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Equity Options

         Incentive Equity Options are "incentive stock options" as defined in
Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a Disqualifying Disposition (defined below) of these shares if the employee delivers the shares before the expiration of the holding period applicable to these shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercise of the incentive stock option until it is completely exercised) without the imposition of current income tax.

         The amount by which the fair market value of the shares acquired at the time of exercise of an incentive stock option exceeds the purchase price of the shares under such Option will be treated as an adjustment to the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an adjustment for the other year.

         If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, the holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for that year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

         In general, if, after exercising an incentive stock option, an employee disposes of the acquired shares before the end of the Required Holding Period (a "Disqualifying Disposition"), an Optionee would be deemed to receive ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         FuelNation is not allowed an income tax deduction for the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, we will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to us and is reasonable, and we satisfy our withholding obligation for this income.

Nonqualified Stock Option

         An Optionee granted a nonqualified stock option under the 2002 Plan will generally recognize, at the date of exercise of such nonqualified stock option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the nonqualified stock option. This taxable ordinary income will be subject to Federal income tax withholding. We will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to us and is reasonable, and we satisfy our withholding obligation for this income.

         The above discussion is only a summary of the potential tax consequences relevant to the Optionees or to FuelNation, and may not describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this document, which are subject to change at any time.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, or associate of any director, or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to FuelNation's Certificate of Incorporation.

                             ADDITIONAL INFORMATION

         Additional information concerning FuelNation, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to FuelNation to 4121 SW 47th Avenue Suite 1301, Davie, Florida, 33314, a copy of FuelNation's Annual Report on Form 10-KSB for the year ended December 31, 2001 will be provided without charge.

Dated: December __, 2002


                                       By Order of the Board of Directors


                                       /s/ CHRISTOPHER SALMONSON
                                       -------------------------------
                                       Christopher Salmonson, Chairman

                                                                       Exhibit A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 FUELNATION INC.

                          Document Number P93000046905


Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following amendment to its articles of incorporation:

FIRST: Article III is amended to read as follows:

                                   ARTICLE III
                                   -----------

         The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

                  NUMBER OF SHARES   PAR VALUE   CLASS OF
                     AUTHORIZED      PER SHARE    STOCK
                  ----------------   ---------   --------


                       5,000,000       $.01      Preferred

                     100,000,000       $.01      Common

         Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         The consideration for all of the said stock shall be payable in cash, property, real or personal, labor or services in lieu of cash, at a just valuation to be fixed by the Board of Directors of this Corporation.

THIRD: This amendment was adopted December 2, 2002 by the board of directors.

FOURTH: This amendment was adopted by written consent of a majority of the shareholders as of December 2, 2002.


         Signed December __, 2002.


                                       -------------------------

                                                                       Exhibit B

                                 FUELNATION INC
                             2002 STOCK OPTION PLAN

         On April 18, 2002, the Board of Directors of FuelNation Inc. (the "Company"), adopted the following 2002 Stock Option Plan, which was amended as of October 28, 2002:

         1. PURPOSE. The purpose of the Plan is to provide key employees, non-employee directors, independent contractors and consultants with a proprietary interest in the Company through the granting of Options which will:

         (a) increase the interest of the key employees, non-employee directors, independent contractors and consultants in the Company's welfare;

         (a) furnish an incentive to the key employees, non-employee directors, independent contractors and consultants to continue their services for the Company; and

         (b) provide a means through which the Company may attract able persons to enter its employ, serve on its Board and render services to it.

         2.  ADMINISTRATION. The Plan will be administered by the Committee.

         3. PARTICIPANTS. The Committee may, from time to time, select the particular Key Employees, non-employee directors, independent contractors and consultants of the Company and its Subsidiaries to whom Options are to be granted, and who will, upon such grant, become Participants in the Plan. The Committee has the authority, in its complete discretion, to grant Options to Participants. A Participant may be granted more than one Option under the Plan, and Options may be granted any time or times during the term of the Plan.

         4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to an Employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the Option price is at least 110% of the fair market value of the Common Stock at the time the Incentive Option is granted and the Incentive Option is not exercisable more than five years from the date it is granted.

         5. SHARES SUBJECT TO PLAN. The Committee may not grant Options under the Plan for more than 27,000,000 shares of Common Stock and may not grant Options to any Participant for more than 2,700,000 shares of Common Stock, but these numbers may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may be re-offered under the Plan. Effective on the date of the 1-for-150 reverse split, an additional 480,000 shares of Common Stock (post-split) have been reserved for grant by the Committee.

         6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the date of grant) of the shares of Common Stock which any Key Employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under the Plan and all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the date of grant of each option) of the stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for a Key Employee only for the calendar year such stock is first purchasable under the terms of the Incentive Option.

         7. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Options to Key Employees, non-employee directors, independent contractors and consultants of the Company or its Subsidiaries. The grant of an Option to an individual shall not be deemed either to entitle the individual to, or to disqualify the individual from, participation in any other grant of Options under the Plan.

         8. GRANT OF OPTIONS. The Committee is authorized to grant Incentive Options, Non-qualified Options, or a combination of both, under the Plan; provided, however, Incentive Options may be granted only to Key Employees. The grant of Options shall be evidenced by Option Agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including (without limitation) provisions that may be necessary to assure that any Option that is intended to be an Incentive Option will comply with
Section 422 of the Code. The Company shall execute Option Agreements upon instructions from the Committee. Except as provided otherwise in Sections 5 and 14 of the Plan, the terms of any Option Agreement executed by the Company shall not be amended, modified or changed without the written consent of the Company and the Participant.

         An Option Agreement may provide that the Participant may request approval from the Committee to exercise an Option or a portion thereof by tendering Qualifying Shares at the fair market value per share on the date of exercise in lieu of cash payment of the Option price. The Plan shall be submitted to the Company's shareholders for approval. Options may be granted under the Plan before the shareholders of the Company approve the Plan, and those Options will be effective when granted; but if for any reason the shareholders of the Company do not approve the Plan before one year from the date of adoption of the Plan by the Board (the "Shareholder Approval Deadline"), all Incentive Options granted under the Plan before the Shareholder Approval Deadline will be deemed to have been granted as Non-qualified Options. No Option granted before shareholder approval may be exercised, in whole or in part, before approval of the Plan by the shareholders of the Company.

         9. OPTION PRICE. The Option price for an Incentive Option shall not be less than 100% of the fair market value per share of the Common Stock (or 110% of such amount as required by Section 4 of the Plan), and at least the par value per share of Common Stock, on the date the Option is granted. The Option price for a Non-qualified Option shall be, as determined by the Committee, any price per share of the Common Stock that is greater than par value per share of the Common Stock. For purposes of the Plan, the fair market value of a share of the Common Stock shall be (i) if the Common Stock is traded in the over-the-counter market or on any securities exchange, the closing price or, if applicable, the average of the closing bid and ask prices per share of such Common Stock for the last business day immediately before the date the Option is granted, and (ii) if the Common Stock is not so traded, an amount determined by the Committee in good faith using any reasonable valuation method and based on such factors as it deems relevant to such determination.

         10. OPTION PERIOD. The Option Period will begin on the date the Option is granted, which will be the date the Committee authorizes the Option unless the Committee specifies a later date. No Option may terminate later than ten years (or five years as required by Section 4 of the Plan) from the date the Option is granted. The Committee may provide for the exercise of Options in installments and, subject to the provisions hereof, upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of the Option in the case of termination of employment, directorship or independent contractor or consultant relationship, or any other reason.

         11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to termination of his right to exercise an Option in accordance with the provisions of his Option Agreement, the Option Agreement may provide that it may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the Participant on the date of his death or disability,
(i) in the case of death, by the Participant's estate or by the person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant, or (ii) in the case of disability, by the Participant or his personal representative, provided the Option is exercised prior to the date of its expiration or not more than one year from the date of the Participant's death or disability, whichever first occurs. The date of disability of a Participant shall be determined by the Committee.

         12. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. Unless otherwise specified in the applicable option agreement, upon termination of the optionee's employment or other relationship with the Company, his rights to exercise such options then held by him shall be only as follows. However, in no case shall the time periods referred to below extend the term of the applicable option specified therein:

         (a) Retirement. Upon the retirement (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Company's Board) of an officer, director or employee, an outstanding option may be exercised (to the extent exercisable at the date of such retirement) by him within such period after the date of his retirement (provided that such period is no less than 30 days and no more than 90 days) as the Committee shall prescribe in the applicable option agreement.

         (b) Other Termination. In the event an officer, director or employee ceases to serve as an officer, director or leaves the employ of the Company for any reasons other than as set forth herein, any option which he holds shall remain exercisable (to the extent exercisable as of the date of such termination) until 90 days after the date of such termination.

         (c) Committee Discretion. The Committee may, in its sole discretion, accelerate the exercisability of any or all options upon termination of employment or cessation of services.

         13. PAYMENT. Full payment for shares purchased upon exercising an Option shall be made in cash or by check or, if the Option Agreement so permits and no legal or regulatory requirement imposed on the Company or covenant made by the Company is violated, by tendering Qualifying Shares at the fair market value per share at the time of exercise, or on such other terms as are set forth in the applicable Option Agreement. If the Common Stock is traded in the over-the-counter market or upon any securities exchange, the Committee may permit a Participant exercising an Option to simultaneously exercise the Option and sell a portion of the shares acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from the sale as payment of the Option price of the Common Stock being acquired by exercise of the Option. In addition, the Participant shall tender payment of the amount as may be reforested by the Company, if any, for the purpose of satisfying its statutory liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of an Option. No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a shareholder with respect to those shares until those shares are issued to him.

         14. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable Option Agreement. In no event may an Option be exercised or shares be issued pursuant to an Option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

         15. CAPITAL ADJUSTMENTS AND REORGANIZATIONS.

         (a) The number of shares of Common Stock covered by each outstanding Option granted under the Plan and the Option price may be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like of or by the Company that is effected without receipt of consideration by the Company. For this purpose, the term effected without receipt of consideration shall not include conversion or exchange of any convertible or exchangeable securities of the Company.

         (b) In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Participant at least 20 days prior to such proposed action. To the extent that an Option has not been previously exercised, such Option shall terminate immediately before consummation of such proposed dissolution or liquidation.

         (c) If (i) the Company shall sell all or substantially all of its assets to an entity that is not an affiliate, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, of the Company immediately before that sale, (ii) the Company consummates a merger, consolidation, share exchange or reorganization with another corporation or other entity and, as a result of such merger, consolidation, share exchange or reorganization, less than a majority of the combined voting power of the outstanding securities of the surviving entity (whether the Company or another entity) immediately after such transaction is held in the aggregate by the holders of securities of the Company that were entitled to vote generally in the election of directors of the Company (or its successor) ("Voting Stock") immediately before such transaction, or (iii) when the Common Stock is traded in the over-the-counter market or on any securities exchange pursuant to a tender offer or exchange offer for securities of the Company, or in any other manner, any person or group within the meaning of the Securities Exchange Act of 1934, as amended (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any of its affiliates), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of the Voting Stock (the surviving corporation or purchaser described in this paragraph, the Purchaser, and any such event described in this paragraph, a Change of Control), then the Company shall negotiate in good faith to reach an agreement with the Purchaser that the Purchaser will either assume the obligations of the Company under the outstanding Options or convert the outstanding Options into options of at least quality value as to capital stock of the Purchaser; but if such an agreement is not reached, then the Options shall become fully vested and exercisable and the Company shall notify each Participant, not later than 20 days before the effective date of such Change of Control (except that in the case of a Change of Control under the clause (iii), notice shall be given as soon as practicable after the Change of Control), that his Option has become fully vested and exercisable, whether or not such Option shall then be exercisable under the terms of his Option Agreement. Any such arrangement relating to Incentive Options shall comply with the requirements of Section 422 of the Code and the regulations thereunder. To the extent that the Participants exercise the Options before or on the effective date of the Change of Control, the Company shall issue all Common Stock purchased by exercise of those Options, and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change of Control. Upon a Change of Control, where the outstanding Options are not assumed by the surviving corporation or the acquiring corporation, the Plan shall terminate, and any unexercised Options outstanding under the Plan at that date shall terminate.

         16. TAX WITHHOLDING. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutorily prescribed minimum amount of federal income taxes or other taxes with respect to the exercise of any Option granted under the Plan. If the Common Stock is traded in the over-the-counter market or upon any securities exchange, such rules and procedures may provide that the withholding obligation shall be satisfied by the Company withholding shares of Common Stock otherwise issuable upon exercise of an Option in shares of Common Stock in an amount equal to the statutorily prescribed minimum withholding applicable to the ordinary income resulting from the exercise of that Option.

         17. NON-ASSIGNABILITY. Unless otherwise permitted by the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (if applicable), and expressly permitted in the Option Agreement, an Option may not be transferred other than by will or by the laws of descent and distribution. Except in the case of the death or disability of a Participant, Options granted to a Participant may be exercised only by the Participant.

         18. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

         19. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board or the Committee without the approval of the shareholders of the Company, except that any amendment that would either materially increase the number of securities that may be issued under the Plan or materially modify the requirements of eligibility for participation in the Plan must be approved by the shareholders of the Company.

         20. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, non-employee director, independent contractor or consultant any right to be granted an Option to purchase Common Stock or any other right except as may be evidenced by the Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Options granted hereunder shall not affect in any way the right of the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures or shares of preferred stock ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. Nothing contained in the Plan or in any Option Agreement shall confer upon any Employee, non-employee director, independent contractor or consultant any right to (i) continue in the employ of the Company or any of its Subsidiaries, or continue as a director, independent contractor or consultant to the Company or any of its Subsidiaries, or (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate his employment, directorship or independent contractor or consultant relationship at any time.

         21. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on July 4, 2010. The Committee may not grant Options under the Plan after that date, but Options granted before that date will continue to be effective in accordance with their terms.

         22. DEFINITIONS. For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         (a)      "Board" means the Board of Directors of the Company.

         (b)      "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the committee of the Board appointed to administer the Plan, or, in the absence of such a Committee, means the Board.

         (d) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the Common Stock varies from that currently authorized, if at all, only in amount of par value).

         (e)      "Company" means FuelNation Inc., a Florida corporation.

         (f) "Employee" means an individual who is employed, within the meaning of Section 3401 of the Code, by the Company or by a Subsidiary. The Committee shall determine when an Employee's period of employment terminates and when such period of employment is deemed to be continued during an approved leave of absence.

         (g) "Incentive Option" means an Option granted under the Plan which meets the requirements of Section 422 of the Code.

         (h) "Key Employee" means any Employee whose performance and responsibilities are determined by the Committee to have a direct and significant effect on the performance of the Company and its Subsidiaries.

         (i) "Non-qualified Option" means an Option granted under the Plan which is not intended to be an Incentive Option.

         (j) "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock, whether granted as an Incentive Option or as a Non-qualified Option.

         (k) "Option Agreement" means, with respect to each Option granted to a Participant, the signed written agreement between the Participant and the Company setting forth the terms and conditions of the Option.

         (l) "Option Period" means the period during which an Option may be exercised.

         (m) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (n) "Participant" means an individual to whom an Option has been granted under the Plan.

         (o) "Plan" means this FuelNation, Inc.. 2002 Stock Option Plan, as set forth herein and as it may be amended from time to time.

         (p)      "Qualifying Shares" means shares of Common Stock which either
                  (i) have been owned by the Participant for more than six months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or
                  (ii) were obtained by the Participant in the public market.

         (q) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any of such corporations.